Exhibit 99.2

Final Form

TWENTY ONE CAPITAL, INC.

2025 STOCK INCENTIVE PLAN
STOCK OPTION GRANT NOTICE

(INCENTIVE STOCK OPTION)

Twenty One Capital, Inc., a Texas corporation (the “Company”), pursuant to its 2025 Stock Incentive Plan (as may be amended from time to time, the “Plan”), hereby grants to [●] (the “Participant”) an option to purchase the number of shares of Class A common stock of the Company (“Common Stock”) set forth below (the “Option”). This Option is subject to all of the terms and conditions as set forth in this Stock Option Grant Notice, the Option Award Agreement attached hereto as Exhibit A, and the Plan (including without limitation, the terms and conditions applicable to ISOs), all of which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Option Award Agreement will have the same definitions as in the Plan or the Option Award Agreement. If there is any conflict between the terms in this Stock Option Grant Notice and the Plan, the terms of the Plan will control.

Date of Grant: [●]

Number of Shares of Common Stock Subject to Option: [●]

Exercise Price (per Share): [●]

Expiration Date: [●]

Type of Grant: ISO

Vesting Commencement Date: [●]

Vesting Terms:

[●]

Additional Terms/Acknowledgments: The Participant acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Award Agreement and the Plan. The Participant further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Award Agreement, and the Plan set forth the entire understanding between the Participant and the Company regarding this Option and supersede all prior oral and written agreements, promises and/or representations on the terms of this Option, with the exception, if applicable, of any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.

By accepting this Option, the Participant acknowledges having received and read the Stock Option Grant Notice, the Option Award Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. The Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system maintained by the Company or a third-party designated by the Company.

[Signature Page Follows]

ACKNOWLEDGED AND AGREED TO BY:

Twenty One Capital, Inc.	Participant

By:	By:
Name:	Name:	[●]
Title:
Date:
Date:

EXHIBIT A

TWENTY ONE CAPITAL, INC.

2025 STOCK INCENTIVE PLAN
OPTION AWARD AGREEMENT
(INCENTIVE STOCK OPTION)

Pursuant to the Stock Option Grant Notice (“Grant Notice”) and this Option Award Agreement (the “Option Award Agreement”), Twenty One Capital, Inc., a Texas corporation (the “Company”) has granted the Participant an Option under its 2025 Stock Incentive Plan (as may be amended from time to time, the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in the Grant Notice at the exercise price indicated in the Grant Notice. The Option is granted to the Participant effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). Subject to Section 2(c) of this Option Award Agreement, the Option granted pursuant to the Grant Notice is intended to qualify, to the fullest extent permitted under Section 422 of the Code, as an “incentive stock option” within the meaning of Section 422 of the Code. If there is any conflict between the terms in this Option Award Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Option Award Agreement but defined in the Plan or the Grant Notice will have the same definitions as in the Plan or the Grant Notice.

The details of the terms of conditions of the Option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1. Vesting. The Option shall vest in accordance with the Grant Notice. Unless otherwise provided under the Grant Notice or the Plan, vesting will cease upon the termination of the Participant’s employment or service with the Company and all Subsidiaries thereof.

2. Exercise and Dispositions.

(a) Timing of Exercise. Following the vesting of the Option in accordance with the Grant Notice, the Participant (or, in the case of the Participant’s death, the Participant’s personal representative, executor or executrix) may exercise all or any portion of such vested portion of the Option at any time prior to the earliest to occur of:

(i). The tenth (10th) anniversary of the Date of Grant;

(ii). The first (1st) anniversary of the date of the Participant’s termination of employment by the Company or its Subsidiaries without Cause, or by the Participant for Good Reason, or as a result of death or Disability of the Participant;

(iii). Ninety (90) days following the Participant’s voluntary termination of employment with the Company and its Subsidiaries by the Participant, other than for Good Reason or as a result of death or Disability of the Participant; and

(iv). The close of business on the last business day immediately prior to the date of the Participant’s termination of employment by the Company or its Subsidiaries for Cause.

(b) Method of Exercise. The Participant may exercise the Option by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate exercise price of the Shares so purchased in cash or its equivalent; provided that, as determined by the Administrator in its sole discretion, the Participant may be permitted to satisfy payment of the aggregate exercise price of such Shares (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) in any other form of consideration approved by the Administrator and permitted by applicable law or (iv) by any combination of the foregoing.

(c) ISO/Nonqualified Stock Option. The Participant acknowledges that to the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company, including the Plan) exceeds US$100,000, such excess ISOs will be treated as Nonqualified Stock Options, as determined under Section 422(d) of the Code. The Participant also acknowledges that if any ISOs are exercised more than three (3) months after the Participant’s termination of service, other than by reason of disability (within the meaning of Section 422(c)(6) of the Code) or death, such ISOs will be treated as Nonqualified Stock Options.

(d) Disqualifying Dispositions. The Participant shall notify the Company in writing immediately after the date the Participant makes a Disqualifying Disposition of any Share acquired pursuant to the exercise of any portion of the Option. A “Disqualifying Disposition” is any disposition (including any sale) of such Shares before the later of (i) two (2) years after the date of grant of the Option and (ii) one (1) year after the date the Participant acquired the Shares by exercising any portion of the Option. Such notice shall specify the date of the Disqualifying Disposition and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of any portion of the Option as agent for the Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from the Participant as to the sale of such Shares.

(e) Tax Withholding. The Company shall be entitled to require a cash payment by or on behalf of the Participant in respect of any sums required or permitted by federal, state or local tax law to be withheld with respect to the Option; provided that, as determined by the Administrator in its sole discretion, the Participant may be permitted to satisfy the applicable tax obligations with respect to the Option by cashless exercise or net share settlement, pursuant to which the Company shall withhold from the number of Shares that would otherwise be issued upon exercise of the Option the smallest whole number of Shares with a Fair Market Value equal to or exceeding the applicable tax obligations.

3. Voting and Other Rights. Unless and until Shares are issued in respect of the exercise of the vested portions of the Option, the Participant shall have no rights of a stockholder with respect to the Shares subject to the Option (including any right to vote and any right to receive distributions or dividends).

4. Option Award Agreement and Grant Notice Subject to Plan. This Option Award Agreement and the Grant Notice are made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and are intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Option Award Agreement, the Grant Notice and the provisions of the Plan, the provisions of the Plan shall govern. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this Option Award Agreement, the Grant Notice and the Option shall be final and conclusive.

5. No Rights to Continuation of Service. Nothing in the Plan, this Option Award Agreement or the Grant Notice shall confer upon the Participant any right to continue in the service of the Company or any Affiliate thereof or shall interfere with or restrict the right of the Company or its Affiliates to terminate the Participant’s service at any time for any reason whatsoever, with or without Cause.

6. Compliance With Section 409A of the Code. The Option is intended to comply with Code Section 409A to the extent subject thereto and shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Date of Grant. Notwithstanding any provision in the Plan, this Option Award Agreement or the Grant Notice to the contrary, no payment or distribution under this Option Award Agreement or the Grant Notice that constitutes an item of deferred compensation under Code Section 409A and becomes payable by reason of the Participant’s termination of service with the Company or any of its Affiliates will be made to the Participant until the Participant’s termination of service constitutes a “separation from service” (as defined in Code Section 409A). For purposes of this Option Award Agreement and the Grant Notice, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Code Section 409A. If a participant is a “specified employee” (as defined in Code Section 409A), then to the extent necessary to avoid the imposition of taxes under Code Section 409A, such Participant shall not be entitled to any payments upon a termination of his or her service until the earlier of: (i) the expiration of the six (6)-month period measured from the date of such Participant’s “separation from service” and (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 6 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than sixty (60) calendar days, following such expired period, and any remaining payments due under this Option Award Agreement or the Grant Notice will be paid in accordance with the normal payment dates specified for them herein. Notwithstanding the foregoing, the Company is not guaranteeing any particular tax outcome, and the Participant shall remain solely liable for any and all tax consequences associated with the Option.

7. Tax Consequences. The Company has no duty or obligation to minimize the tax consequences to the Participant of this Option and shall not be liable to the Participant for any adverse tax consequences to the Participant arising in connection with this Option. The Participant is hereby advised to consult with the Participant’s own personal tax, financial and/or legal advisors regarding the tax consequences of this Option and by signing the Grant Notice, the Participant has agreed that the Participant has done so or knowingly and voluntarily declined to do so. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Option Award Agreement and the Grant Notice.

8. Set-Off. The Participant hereby acknowledges and agrees, without limiting the rights of the Company or any Affiliate thereof otherwise available at law or in equity, that, to the extent permitted by law, any amount due to the Participant under this Option Award Agreement or the Grant Notice may be reduced by, and set-off against, any or all amounts or other consideration payable by the Participant to the Company or any of its Affiliates under any other agreement or arrangement between the Participant and the Company or any of its Affiliates; provided that any such set-off does not result in a penalty under Section 409A of the Code.

9. Governing Law. This Option Award Agreement and the Grant Notice shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law of such state.

10. Option Award Agreement and Grant Notice Binding on Successors. The terms of this Option Award Agreement and the Grant Notice shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

11. No Assignment. Notwithstanding anything to the contrary in this Option Award Agreement or the Grant Notice, this Option Award Agreement, the Grant Notice and any rights granted herein and thereunder shall not be assignable by the Participant.

12. Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Option Award Agreement and the Grant Notice, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

13. Severability. Should any provision of this Option Award Agreement or the Grant Notice be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Option Award Agreement or the Grant Notice, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Option Award Agreement and the Grant Notice. Moreover, if one or more of the provisions contained in this Option Award Agreement or the Grant Notice shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

14. Entire Agreement. This Option Award Agreement, the Grant Notice and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral, express or implied, with respect to the subject matter hereof.

15. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

16. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by the Company and the Participant hereto. Notwithstanding the foregoing, this Option Award Agreement may be amended solely by the Administrator by a writing which specifically states that it is amending this Option Award Agreement, so long as a copy of such amendment is delivered to the Participant, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting the Participant’s rights hereunder may be made without the Participant’s written consent. Without limiting the foregoing, the Administrator reserves the right to change, by written notice to the Participant, the provisions of this Option Award Agreement in any way it may deem necessary or advisable to carry out the purpose of the Option as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Option which is then subject to restrictions as provided herein.

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This Option Award Agreement will be deemed to be signed by the Company and the Participant upon the signing by the Company and the Participant of the Grant Notice.

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